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                                                                      EXHIBIT 23


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-75524 on Form S-8 of First Palm Beach Bancorp, Inc. of our report dated December 10, 1996 appearing in this Annual Report on Form 10-K of First Palm Beach Bancorp, Inc. for the year ended September 30, 1996.




/s/ Deloitte & Touche LLP
Certified Public Accountants
West Palm Beach, Florida
December 17, 1996